UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2026

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (510) 671-5437
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Technology Officer

On May 8, 2026, Marqeta, Inc. (the “Company”) announced the appointment of Lukasz Strozek as Chief Technology Officer, effective May 18, 2026. In this role, Mr. Strozek will lead the technology and engineering organization.

Mr. Strozek, age 42, most recently served as Chief Technology Officer of LendingClub Corp. (NYSE: LC), a leading digital marketplace bank, from June 2024 to May 2026, where he oversaw the Engineering, Product, and Data organizations. Prior to LendingClub, Mr. Strozek served as Chief Technology Officer of Hippo Insurance, a technology-native insurance platform, from December 2020 to June 2024, where he oversaw the software engineering, data engineering, and product management teams across multiple business lines. Earlier in his career, Mr. Strozek served in various engineering and product leadership roles at Bridgewater Associates, Bolt Financial, and SoFi following its 2018 acquisition of Clara Lending, a digital mortgage platform he co-founded.

Mr. Strozek holds a Master of Business Administration from Stanford University Graduate School of Business, a Master of Science in Computer Science from Harvard University, and a Bachelor of Arts in Applied Mathematics and Economics from Harvard University.

There are no family relationships between Mr. Strozek and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Strozek and any other person pursuant to which Mr. Strozek was appointed as Chief Technology Officer, and Mr. Strozek has no transactions reportable under Item 404(a) of Regulation S-K.

Mr. Strozek’s initial annual base salary will be $475,000 and he will be eligible to earn an annual bonus of 75% of his annual base salary, prorated for the year of hire, which currently would be governed by the Company’s existing Executive Bonus Plan. Mr. Strozek will be eligible to earn a one-time discretionary sign-on bonus of $100,000, contingent on remaining employed by the Company for at least one year from his start date. He will be granted Restricted Stock Units (“RSUs”) with an estimated value of $7,600,000, which will vest over approximately three years as follows, provided he remains in continuous service through the vesting date: (i) 1/3 of the RSUs will vest on the first quarterly vesting date occurring after the one-year anniversary of the vesting commencement date and (ii) an additional 1/12th of the RSUs vesting on each quarterly vesting date thereafter. He will be granted Performance Stock Units (“PSUs”) with an estimated value of $1,900,000 (“PSU Value”), the vesting terms of which will be the same goals and targets that apply to each executive team member. The RSU and PSU grants will be subject to the terms of the Company’s 2021 Stock Option and Incentive Plan. Mr. Strozek will be eligible for severance and change in control benefits under the Company’s Executive Severance Plan.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which will be included as an exhibit to the Company’s future SEC filings.

A copy of the press release regarding this announcement is attached to this Form 8-K as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release issued by Marqeta, Inc., dated May 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: May 8, 2026	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Executive Officer